Exhibit 10.14

CANCER PREVENTION PHARMACEUTICALS, INC.

VOTING AGREEMENT

September 17, 2012

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CANCER PREVENTION PHARMACEUTICALS, INC.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of September 17, 2012 by and among Cancer Prevention Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A (each an “Investor,” and collectively the “Investors”), and the persons listed on Exhibit B (each a “Founder,” and collectively the “Founders”). The Founders and the Investors are referred to herein collectively as the “Voting Parties.”

RECITALS

A.            Each Founder currently owns the number of shares of the Company’s Common Stock indicated beside such Founder’s name in Exhibit B.

B.             Certain holders (“Note Holders”) of the Company’s Convertible Promissory Notes (“Notes”) are desirous of converting, or have converted, the principal amount of and accrued interest on the Notes into the Company’s Series A-1 Convertible Preferred Stock (“Series A Preferred”) in accordance with the terms of the Series A-1 Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).

C.            The Investors are former Note Holders whose Notes have been converted into Series APreferred in accordance with the terms thereof.

D.            The Purchase Agreement contemplates that the Voting Parties will enter into this Agreement.

AGREEMENTS

The parties therefore agree as follows:

Section 1
VOTING AGREEMENT

1.1          Shares Held Subject to this Agreement. The Voting Parties agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date of this Agreement and any and all other shares of voting capital stock of the Company (“Shares”) legally or beneficially held or acquired by each of the Voting Parties after the date of this Agreement, and to vote those shares in accordance with, the provisions of this Agreement.

1.2           Drag-Along Rights. If Investors holding at least eighty percent (80%) of the shares of Series A Preferred held by all Investors, approve a Change of Control Transaction (as defined below), each of the Founders and Investors agrees: (i) to raise no objection thereto and to vote all shares held by such Founder or Investor over which that holder exercises voting power in favor of such Change of Control Transaction, (ii) to sell or exchange all shares of Common Stock then held by such Founder or Investor pursuant to the terms and conditions of such Change of Control Transaction, and (iii) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Change of Control Transaction; subject to the following conditions:

(a)       no Founder or Investor shall be required to make any representation, covenant or warranty in connection with the Change of Control Transaction, other than as to such Founder’s or Investor’s ownership and authority to sell, free of liens, claims and encumbrances, the shares of Common Stock proposed to be sold by such Founder or Investor;

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(b)       no Voting Party will be required to make any out-of-pocket expenditure (other than modest expenditures for postage, copies, telecommunications and the like) before the consummation of the Change of Control Transaction, or if such expenditures are incurred, is entitled to reimbursement thereof by the Company;

(c)       the consideration payable for each share in each class or series as a result of such Change of Control Transaction is the same (except for cash payments in lieu of fractional shares) as for each other share in such class or series;

(d)       each class and series of capital stock of the Company will be entitled to receive the same form of consideration (and be subject to the same indemnity and escrow provisions) as a result of such Change of Control Transaction, or have the choices with respect thereto; and

(e)       upon the consummation of the Change of Control Transaction, each Investor shall receive the same proportion of the aggregate consideration from the Change of Control Transaction as the Investor would have received if that aggregate consideration had been distributed by the Company in accordance with the Company’s Amended and Restated Certificate of Incorporation (“Certificate”), if such Change of Control Transaction were a Liquidation Event within the meaning of Article IV Section 3 thereof.

SECTION 2

COVENANTS OF THE COMPANY

2.1          Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights given to the Voting Parties hereunder are effective and that the Voting Parties enjoy the benefits thereof. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Voting Parties assuming exercise and conversion of all outstanding securities in order to protect the rights of the parties hereunder against impairment and to assist the Voting Parties in the exercise of their rights and the performance of their obligations hereunder.

SECTION 3
Termination

3.1          Termination. This Agreement shall terminate upon the earlier of (i) the conversion of all outstanding shares of Series A Preferred into Common Stock or, if done in connection with a Change of Control Transaction, upon the consummation thereof; or (ii) the agreement of a majority-in-interest of the Founders and a majority-in-interest of the Investors, voting and acting separately. “Change of Control Transaction” means either (a) the Company being acquired by another entity through any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) that results in the voting securities of the Company outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of the Company, such surviving entity or the entity that controls such surviving entity; or (b) a sale, lease or other conveyance of all or substantially all of the assets of the Company, but in all cases, excluding an Equity Financing.

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SECTION 3

ADDITIONAL SHARES

3.1          Additional Shares. If after the date of this Agreement any shares or other securities (other than pursuant to a Change of Control Transaction) are issued on, or in exchange for, any of the Shares because of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares under this Agreement.

SECTION 4
RESTRICTIVE LEGEND

4.1          Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.

The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the legend from any such certificate and will place or cause to be placed the legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the legend.

SECTION 5
Miscellaneous

5.1          Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of either the Founders or the Investors shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by such Group.

5.2          Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Voting Party) or otherwise delivered by hand, messenger or courier service addressed:

(a)        If to a Voting Party, to the Voting Party’s address, facsimile number or electronic mail address as shown in the exhibits to this Agreement or in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Voting Party so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records.

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(b)        If to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 1760 E. River Road, Suite 250, Tucson, AZ 85718, or at such other current address as the Company shall have furnished to the Voting Parties.

Each such notice or other communication shall, for all purposes of this Agreement, be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. For any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

5.3          Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

5.4          Governing Law. This Agreement shall be governed in all respects by the internal laws of Arizona as applied to agreements entered into among Arizona residents to be performed entirely within Arizona, without regard to principles of conflicts of law.

5.5          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.6           Further Assurances. Each party agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.7          Additional Parties. Following the effective date of this Agreement, the Company agrees to cause each employee of the Company who comes to hold at least 5% of the shares, or options to purchase 5% of the shares, of the Company’s Common Stock (determining such percentage by summing (i) the outstanding Common Stock, (ii) any outstanding options or warrant to purchase Common Stock, and (iii) any authorized but unissued option or warrants to purchase Common Stock) to become a party to this Agreement and be deemed a “Founder” hereunder and no amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor shall be required as a condition to such Founder’s execution and delivery of an additional counterpart signature page to this Agreement.

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5.8           Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties regarding the subjects hereof. No party shall be liable or bound to any other party regarding the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.9           No Grant of Proxy. This Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

5.10        Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

5.11        Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

5.12        Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Founders (who are then employed by the Company) holding a majority of the Common Stock (determined on an as-converted basis) held by all Founders and (iii) Investors holding a majority of the Common Stock (determined on an as-converted basis) held by all Investors; provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor different from other Investors the consent of such Investor shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this voting agreement. Each Voting Party acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock (determined on an as-converted basis) held by all Founders (who are then employed by the Company) and the holders of a majority of the Common Stock (determined on an as-converted basis) held by all Investors will have the right and power to diminish or eliminate all rights of such Voting Party under this Agreement.

5.13        No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

5.14        Jurisdiction and Venue. For any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Pima County, Arizona (or for exclusive federal jurisdiction, the courts of the District of Arizona).

5.15        Attorney’s Fees. If any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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5.16        Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, if necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, if possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.17        Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

5.18        Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons of an Investor, or an Investor’s partners, members, officers and employees or those of its affiliated entities or persons, shall be aggregated together for purposes of determining the availability of any rights under this Agreement or making any computation provided for hereunder

The parties are signing this Voting Agreement as of the date stated in the introductory clause.

CANCER PREVENTION PHARMACEUTICALS, INC.
a Delaware corporation

By: Jeffrey Jacob
Its: CEO

INVESTOR

(Signature Page to Voting Agreement)

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Exhibit A

INVESTORS

Name	Number of Series A Preferred Shares Held
ATROX Partners, LLC	5,191
CPP Investors, LLC	35,453
Desert Angels CPP Investors, LLC	24,626
Desert Sidecar I, LLC	6,494
Eugene and Sandra Gerner	5,188
Frank and Linda Meyskens	5,195
GDB Investment, LLP	57,242
Jeffrey E. Jacob	10,383
Joshua Schein 2009 Spearfish Trust	24,655
Keating Securities, LLC	47,561
Meyer & Doreen Luskin Family Trust	32,572
Miramar Ventures, LLC	10,376
RBC Capital Markets cust FBO Susan Dubow IRA	4,924
Robert Selby, M.D.	13,629
Translational Accelerator, LLC	172,059
Valencia 235, LLC	18,348
Total	473,896

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Exhibit B

FOUNDERS

Name	Number of Common Shares Held
Meyskens Pharmaceutical Investors, LLC	353,982
Gerner Pharmaceutical Investors, LLC	353,982
Tierney Family Trust	176,991
Jeffrey Jacob	115,045
Total	1,000,000

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